Exhibit 23





 INDEPENDENT AUDITORS' CONSENT


 We consent  to the  incorporation by  reference in  Registration  Statements
 Numbers  33-16989,  33-65231,  33-65251,  and  33-63912  all  on  Form   S-8
 pertaining to the Jack Henry & Associates, Inc. 1996 Stock Option Plan, Employee Stock Purchase Plan, Non-Qualified Stock Option Plan and 401(k) Employee Stock Ownership Plan, respectively, of our report dated August 16, 2002, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2002.


 /s/ Deloitte & Touche LLP



 St Louis, Missouri
 September 25, 2002